UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2005

Trinity3 Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26651 (Commission File Number)	65-0884085 (I.R.S. Employer Identification No.)

1920 Main Street, Suite 980 Irvine, California 92614 (Address of principal executive offices) (zip code)

(949) 910-2383 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Event That Accelerates or Increases a Direct Financial Obligation

On February 9, 2004, we entered into a 10% Convertible Debenture with Bumper Fund, L.P. in the principal amount of $250,000 (“Debenture”), which was convertible into our common stock at a rate of $2.00 per share or, if not converted, was due in full on or before March 1, 2005. After the due date, and following a 60 day cure period after receiving notice of default, the holder can convert the Debenture into our common stock at $0.01 per share.

On March 2, 2005, we received a notice of default from the holder of the Debenture, who subsequently agreed to grant us until March 31, 2005 to pay down a portion of the Debenture. We were unable to do so, and on March 31, 2005, the holder notified us of our default on the Debenture and his intention to convert the outstanding balance into our common stock, unless the Debenture is paid in full by the end of the 60 day period.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2005
Trinity3 Corporation, a Delaware corporation

	By:	/s/ Steven D. Hargreaves
By: Steven D. Hargreaves
Its: President and Chief Financial Officer

By:	/s/ Shannon T. Squyres
By: Shannon T. Squyres
Its: Chief Executive Officer and Secretary